\                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K


                                CURRENT REPORT

                                 -------------

                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


                       Date of Report: December 21, 2001



                        RECKSON ASSOCIATES REALTY CORP.
                                      and
                      RECKSON OPERATING PARTNERSHIP, L.P.
          (Exact name of each Registrant as specified in its Charter)



    Reckson Associates Realty Corp. - Maryland                           Reckson Associates Realty Corp. -
  Reckson Operating Partnership, L.P. - Delaware                                    11-3233650
(State or other jurisdiction of incorporation or                      Reckson Operating Partnership, L.P. -
                    organization)                                                   11-3233647
                                                                             (IRS Employer ID Number)
               225 Broadhollow Road
                Melville, New York                                                     11747
   (Address of principal executive offices)                                         (Zip Code)

                                    1-13762
                           (Commission File Number)


                                (631) 694-6900
             (Registrant's telephone number, including area code)

Item 5.    Other Events.

     On December 21, 2001, the New York State Teachers' Retirement System, a public pension system ("NYSTRS"), purchased from a subsidiary of Reckson Associates Realty Corp. (the "Company") a 49% indirect interest in the property located at 919 Third Avenue, New York, New York (the "Property") for approximately $221 million, representing approximately $98 million of net cash proceeds to the Company. NYSTRS acquired this joint venture interest based on a Property valuation of $450 million. The Property is encumbered by a mortgage with an outstanding principal balance of approximately $249 million.

     A subsidiary of the Company will serve as the managing member of the joint venture, maintaining responsibility for its day-to-day operations. In addition, a two-member management committee (the "Management Committee") must unanimously approve certain major decisions, including a sale of the Property, purchasing any additional property or entering into significant leases. Each of the Company and NYSTRS has the right to appoint one member to the Management Committee. Prior to December 21, 2002, neither the Company nor NYSTRS may transfer its respective joint venture interest to an unaffiliated third-party without the other member's consent. On or after December 21, 2002, each of the Company and NYSTRS has the right to transfer its interest subject to a right of first offer in favor of the non-transferring member. Prior to April 1, 2005, under certain limited circumstances, each of the Company and NYSTRS may deliver to the other a buy/sell offer for the other's respective interest in the Property. From and after April 1, 2005, both the Company and NYSTRS have the right to deliver a buy/sell offer or recommend a sale of the Property, with the non-recommending member having the ability to purchase the other's interest in lieu of such sale.

     RANY Management Group, Inc. ("RANY"), a subsidiary of the Company, will be responsible for the management and leasing of the Property in accordance with a property management and leasing agreement, pursuant to which RANY will receive market rate management fees and leasing commissions. In addition, RANY will be responsible for construction management services for all tenant improvements and capital improvement projects at the Property for which it will be entitled to receive market rate fees.

     (c) Exhibits

         10.1     Amended and Restated Operating Agreement of 919 JV LLC.

                                  SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                RECKSON ASSOCIATES REALTY CORP.


                                By:      /s/ Michael Maturo
                                   ------------------------------------------
                                    Michael Maturo
                                    Executive Vice President
                                    and Chief Financial Officer


                                RECKSON OPERATING PARTNERSHIP, L.P.

                                By:  Reckson Associates Realty Corp.,
                                     its General Partner


                                By:     /s/ Michael Maturo
                                    -----------------------------------------
                                     Michael Maturo
                                     Executive Vice President
                                     and Chief Financial Officer


Date:  January 8, 2001



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